EQUIPMENT LEASE AGREEMENT


     THIS AGREEMENT (this "LEASE") is made as of July 12, 2002 (the "EFFECTIVE DATE"), by and between InPhonic, Inc., a Delaware corporation ("LESSOR"), and Appiant Technologies, Inc., a Delaware corporation ("LESSEE").

Lessee agrees to rent from Lessor, and Lessor agrees to rent to Lessee, the equipment described on Exhibit A attached hereto (the "EQUIPMENT") subject to
                          ---------
all of the terms and conditions herein. Lessee hereby warrants and represents that the Equipment will be used for business purposes and not for personal, family or household purposes. Equipment shall be deemed accepted for purposes of this Lease as of the Effective Date.

     1.   TERM; RENT.  The  term  of  the Lease ("LEASE TERM") shall commence on
     ---------------
     the Effective Date and end on July 12, 2005. Lessee agrees to pay Lessor or its assignees during the Lease Term, in U.S. Dollars, at an address to be provided by Lessor, thirty-six (36) rent payments ("RENT PAYMENTS") as follows: the first six (6) Rent Payments shall be in the amount of $5,000 per month and the remaining thirty (30) Rent Payments shall be in the amount of $22,700 per month. The first Rent Payments is due on July 12, 2002, and subsequent Rent Payments are due on the same date of each month thereafter (or the last day of the month if there is no such date). If any Rent Payment or other amount payable to Lessor is not paid within five (5) days after the due date thereof, Lessee shall pay to Lessor interest on any such late payment from the due date thereof until payment at a rate of 18% per annum or, if less, the highest interest rate permitted by applicable law. At the end of the Lease Term, this Lease will automatically re-new for additional three-month periods on the same terms and conditions (including the then applicable monthly Rent Payments) unless Lessee gives Lessor ninety (90) days written notice prior to the expiration of the Lease Term or any three-month renewal term and returns the Equipment to the Lessor as provided herein.

     2.   PURCHASE OPTION: Lessee shall have the option to purchase all, but not
     --------------------
     less than all, of the Equipment, for an amount equal to its fair market value ("FMV") on the expiration of this lease or any renewal term, provided Lessee is not in default of any of its obligations under this Lease on such expiration date. This purchase option may be exercised by Lessee's written notice to Lessor not earlier than 180 days, nor later than 30 days, prior to the end of the Lease Term or any renewal term. The purchase price, which shall be payable in cash, for such Equipment shall be due and payable upon the expiration of the Lease Term. FMV shall be equal to the value of the Equipment, as agreed upon by Lessor and Lessee, with consideration given to the age, condition, utility and replacement cost for the Equipment. In the event that the Lessor and Lessee are unable to agree upon the FMV for the Equipment, such FMV will be determined by an independent appraiser selected by the parties. Lessee shall be responsible for all applicable sales and/or use taxes on the Equipment. Upon exercise of this purchase option and payment of the purchase price, Lessor shall execute and deliver to Lessee such documents as Lessee may reasonably request in order to vest in Lessee all right, title and interest in the Equipment.

     3.  LOCATION;  USE;  MAINTENANCE:  Lessee  shall  use  the Equipment solely
     --------------------------------
     at its principal place of business or such other locations that Lessee notifies Lessor of in writing, and the Equipment shall not be moved without Lessor's prior written consent. Lessee shall, at its expense, maintain the Equipment in good repair, condition, and functional order, shall not use the Equipment unlawfully or unsafely and shall not alter the Equipment without Lessor's prior written consent. Lessor, its


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     assignees  and  agents shall have the right to inspect the Equipment at the premises  where  the  Equipment  is  located.

     4.   TITLE; PERSONAL PROPERTY; FILING:  The  Equipment is, and shall at all
     -------------------------------------
     times remain, the property of Lessor, and Lessee shall have no right, title or interest therein or thereto except as expressly set forth in this Lease. Lessee shall keep the Equipment free from any and all liens, encumbrances and claims, except those created by Lessor, and shall not do or permit any act or thing whereby Lessor's title or rights may be encumbered or impaired. So long as Lessee is not in Default hereunder, Lessor agrees not to interfere with Lessee's quiet use and enjoyment of the Equipment during the Lease Term or any renewal term. The Equipment is, and shall at all times remain, personal property notwithstanding that the Equipment or any part thereof may now be or hereafter become in any manner affixed or attached to real property or any improvements thereof. All additions or improvements to the Equipment of any kind or nature made by Lessee shall become component parts thereof, and title shall immediately vest in Lessor and be governed by the terms of this Lease. Lessee will, if requested, at its expense, furnish a landlord or mortgagees waiver with respect to the Equipment in form satisfactory to Lessor. Lessee hereby appoints Lessor its attorney-in-fact to prepare, execute and sign any instrument or financing statement necessary to protect Lessor's interest in the Equipment, to sign the name of Lessee with the same force and effect as if signed by Lessee, and to file same at the proper location or locations. Lessee further agrees, if Lessor so requests, to execute any instrument or financing statement necessary to protect Lessor's interest in the Equipment and to pay a one-time documentation fee to cover Lessor's costs for such filing and other documentation costs-

     5.   LOSS  OR  DAMAGE:  Lessee  assumes  and  shall bear the entire risk of
     ---------------------
     loss, theft, destruction or damage of or to the Equipment or any item thereof ("LOSS" or "DAMAGE") from any cause whatsoever, whether or not covered by insurance, from the time the Equipment is delivered to a carrier for shipment to Lessee until its return to Lessor, and no such Loss or Damage shall result in a termination of Lessee's obligations under this Lease. Lessee shall promptly notify Lessor, and, at the option of Lessor, shall (1) at Lessee's expense, repair the affected items of Equipment to the satisfaction of Lessor; or (2) at Lessee's expense, and to the satisfaction of Lessor, replace the affected items of Equipment with similar or like equipment in good condition and repair and of similar manufacture and equal or greater capacity and capability, with clear title thereto in Lessor; or (3) make payment to Lessor in an amount equal to the sum of: (I) all Rent Payments on all the Equipment or other amounts past due (plus interest thereon) or currently owed to Lessor under this Lease, including unpaid taxes and (II) all future Rent Payments that would accrue over the remaining Lease Term plus the estimated fair market value of all of the Equipment at the end of the Lease Term, such sum to be discounted to present value at a discount rate equal to the lesser of six (6) percent or the latest 1 year Treasury Note rate, or if required under applicable law, the lowest effective discount rate allowable under applicable law ("DISCOUNT RATE"). Upon Lessor's receipt of such payment, Lessee shall be entitled to whatever interest Lessor may have in the Equipment, as-is-where-is, without any warranty, express or implied, including warranty of merchantability or fitness for any particular purpose.

     6.   INSURANCE:  Lessee  shall  provide, maintain and pay for (a) insurance
     --------------
     against the loss or theft of or damage to the Equipment, for the full replacement value thereof, naming Lessor (and/or such other person designated by Lessor) as a loss payee and (b) public liability and property damage insurance naming Lessor (and/or such other person designated by Lessor) as an additional insured. All insurance shall be in a form and amount and with companies satisfactory to Lessor and shall contain the insurer's agreement to give thirty (30) days written notice to Lessor before cancellation


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     or  material  change  of  the  policy.  Upon Lessor's request, Lessee shall deliver the policies or copies thereof or certificates of insurance to Lessor (and/or such other person designated by Lessor). If Lessee fails to provide or maintain such insurance, Lessor shall have the right, but shall not be obligated, to obtain such insurance and in such event, Lessee shall repay to Lessor the cost thereof with the next Rent Payment (not reduced by any amount paid to Lessor as refund or commission). Lessor reserves the right to terminate any insurance coverage it may obtain and Lessor may allow any such insurance coverage to lapse without liability to Lessee. Lessee hereby appoints Lessor its attorney-in-fact to make claims for, receive payment of, and execute and endorse all documents, checks, or drafts for loss or damage under any insurance policies.

     7.   TAXES:  Lessee  shall  pay  or reimburse Lessor for all charges, taxes
     ----------
     (local, state and federal), fines or penalties which may now or hereafter be imposed or levied upon the sale, purchase, ownership, leasing or use of the Equipment, excluding taxes on Lessor's net income. Lessor may, at its option, charge Lessee a liquidated monthly personal property management fee, to be added to Rent Payments owed under this Lease.

     8.   RETURN: Upon expiration of the Lease Term if not renewed or purchased,
     -----------
     or upon demand by Lessor pursuant to paragraph 9 hereof, Lessee, at its expense, shall return the Equipment (including, but not limited to, original software, media, documentation, manuals, cables, power cords, keys, etc.) in good repair and operable condition, ordinary wear and tear excepted, to such place or on board such carrier, freight prepaid, packed for shipping as Lessor may specify. Lessee shall immediately pay to Lessor any cost of replacement or repair. Should Lessee fail to comply with the provisions described above, the term of the Lease shall be extended as outlined in paragraph 1.

     9.   ASSIGNABILITY:  (a)  Without  Lessor's  prior  written consent, Lessee
     ------------------
     shall not (1) assign, transfer, pledge, hypothecate or otherwise dispose of this Lease, any of the Equipment, or any interest therein; or (2) sublet or lend any of the Equipment or permit any of the Equipment to be used by anyone other than Lessee or Lessee's employees. Any buyer of all of Lessee's assets shall, without further action, assume the obligations under this Lease. (b) Lessor may sell or assign this Lease or the Equipment or grant a security interest in the Equipment in whole or part without notice to Lessee, and Lassor's purchaser, assignee or secured party may then sell or assign this Lease or the Equipment or the security interest without notice to Lessee. Each such purchaser, assignee or secured party shall have all the rights but none of the obligations of Lessor under this Lease. Lessee shall recognize such sales, assignments and/or security agreements and shall not assert against the purchasers, assignees and/or secured parties any defense, counterclaim or offset Lessee may have against Lessor. Notwithstanding the foregoing, any assignment by Lessor shall be subject to Lessee's right to possess and use the Equipment subject to this Lease so long as Lessee is not in default hereunder. Subject to the foregoing, this Lease inures to the benefit of and is binding upon the heirs, legatees, personal representatives, successors and assigns of the parties hereto.

     10.  DEFAULT AND REMEDIES:  (a)  Lessee  shall be in Default ("DEFAULT") if
     -------------------------
     (1) Lessee fails to pay any Rent Payment or any other amount due under this Lease within five (5) days after the same becomes due and payable; (2) Lessee fails to make any payments on any lease or indebtedness of Lessee to Lessor arising independently of this Lease, in each case within five (5) days after the same becomes due and payable; (3) Lessee fails to perform or observe any term or covenant contained in this Lease, or any other instrument or document executed in connection with this Lease; (4) Lessee becomes insolvent (however defined), ceases business as a going concern, makes


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     an  assignment  for  the  benefit  of  creditors,  causes  a  petition  of receivership or in bankruptcy to be filed or have the same filed against it (including a petition for reorganization or an arrangement), dies or is judicially declared incompetent; (5) Lessee has made or furnished to Lessor any warranty, representation or statement which is proven to have been false in any material respect when made or furnished; (6) Lessee attempts to sell or encumber the Equipment, or suffers any levy, seizure or attachment to be made thereof or thereon; or (7) Lessee commits or fails to commit any act which results in jeopardizing the rights of Lessor or causes Lessor to deem itself insecure as to its rights. (b) If Lessee is in Default, Lessor, with or without notice to Lessee, shall have the right to exercise concurrently or separately, and without any election of remedies to be deemed made, the following remedies: (1) declare all Rent Payments due hereunder immediately due and payable; (2) terminate this Lease; (3) without incurring any liability to Lessee, enter upon Lessee's premises and without any court order or other process of law remove the Equipment with or without notice to Lessee; (4) sell or lease the Equipment at public auction or by private sale or lease; (5) bring an action for damages or pursue any other remedy available at law or equity. (c) Whether or not Lessor exercises any of its rights described in this paragraph 10, Lessor may recover from Lessee as liquidated damages, and not as a penalty, a sum equal to: (1) all unpaid Rent Payments including unpaid taxes (together with interest thereon) due up to the date of delivery of the Equipment to Lessor; plus (2) all expenses of any kind incurred by Lessor as a result of Lessee's Default, including costs of recovery, repair, storage, renting and sale, and attorney's fees and costs; plus (3) all unpaid Rent Payments due and to become due after the date of surrender of the Equipment to Lessor, together with the estimated fair market value of the Equipment, both discounted to present value at the Discount Rate; minus (4) the proceeds (if any) received or to be received upon re-lease (discounted to present value at the Discount Rate) or actual sale of the Equipment or any item thereof as determined by Lessor, which determination shall be conclusive. Lessee understands that there can be no assurance that Lessor will be able to re-lease or sell the Equipment or any item thereof in such circumstances.

     11.   INDEMNITY:  Lessee  shall indemnify, protect and hold harmless Lessor
     ---------------
     and its employees, agents and assigns from and against all liabilities (including negligence, tort, and strict liability), claims, costs (including attorney's fees and expenses), actions, suits and proceedings of every kind, arising out of or in connection with this Lease or the Equipment.

     12.   CHOICE OF LAW; ARBITRATION:  THIS  AGREEMENT SHALL BE GOVERNED BY THE
     --------------------------------
     INTERNAL LAWS OF DELAWARE. Any claim or controversy, including any contract or tort claim, between or among Lessor or Lessee related to this Lease, but excluding any claim or controversy related to the Equipment or manufacturer warranties, shall be determined by binding arbitration in accordance with Title 9 of the U.S. Code and the Commercial Arbitration Rules of the American Arbitration Association. All statutes otherwise applicable shall apply. Judgment upon the arbitration award may be entered in any court having jurisdiction. This paragraph shall not apply, in the event Lessee Defaults, to Lessor's right to obtain possession of the Equipment and to bring suit for any amounts due. This Lease is made in interstate commerce.

     13.   FINANCE  LEASE:  Lessee  hereby  agrees that this Lease is a "finance
     --------------------
     lease" as defined by the Delaware Uniform Commercial Code, that is Lessee acknowledges that (1) Lessor did not select, manufacture or supply the Equipment, but did purchase the Equipment for lease to Lessee; and (2) Lessor has given Lessee the name of the supplier of the Equipment. Lessee may have rights and warranties under the supply contracts for the Equipment and Lessee may contact the supplier of the Equipment for a description of those rights and warranties. To the extent permitted by


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     applicable  law,  Lessee  hereby  waives  any  and  all rights and remedies conferred  upon  a  lessee  by  the  Delaware  Uniform  Commercial  Code.

     14.   MISCELLANEOUS:  All  of  the  covenants required of Lessee under this
     -------------------
     Lease shall survive the expiration or termination of this Lease to the extent required for their full observance and performance. This Lease constitutes the entire agreement between Lessor and Lessee and is irrevocable for the Lease Term and for the aggregate Rent Payments herein-above reserved, and it shall not be amended, altered or changed except by a written agreement signed by the parties hereto. All notices under this Lease shall be in writing and shall be deemed to have been duly given on the date of receipted delivery or four (4) business days after they are mailed to the respective address herein set forth or to such other address as the parties may hereafter substitute by written notice. Time is of the essence in this Lease. Any failure of Lessor to require strict performance by Lessee or any waiver by Lessor of any provision hereof shall not be construed as a consent or waiver of any other breach of the same or any provision. If any portion of this Lease is deemed invalid, it shall not affect the balance of this Lease.

LESSOR DISCLAIMS ANY WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE EOUIPMENT. LESSOR HEREBY ASSIGNS ALL WARRANTIES MADE TO LESSOR BY SUPPLIER AND/OR MANUFACTURER TO LESSEE, AND LESSEE AGREES THAT ALL CLAIMS OF ANY KIND RELATING TO THE EQUIPMENT SHALL BE MADE AGAINST SUPPLIER AND/OR MANUFACTURER.

THE LEASE IS NON-CANCELABLE. THE OBLIGATION TO PAY ALL RENT PAYMENTS AND OTHER AMOUNTS PAYABLE UNDER THIS LEASE IS ABSOLUTE AND UNCONDITIONAL, DESPITE ANY DISSATISFACTION WITH THE EQUIPMENT FOR ANY REASON, SHALL NOT BE AFFECTED BY ANY EVENT OR CIRCUMSTANCE, AND SHALL BE PAID BY LESSEE IRRESPECTIVE OF ANY RIGHT OF OFF-SET, COUNTERCLAN, RECOUPMENT, DEFENSE OR OTHER RIGHT WHICH LESSEE MAY HAVE AGAINST LESSOR, THE MANUFACTURER OR SUPPLIER OF THE EQUIPMENT OR ANY OTHER THIRD PARTY.

BY SIGNING THE LEASE, LESSEE ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE TERMS AND CONDITIONS OF THIS LEASE. LESSEE REPRESENTS AND WARRANTS THAT THE INFORMATION IN ANY APPLICATION, STATEMENT, TRADE REFERENCE OR FINANCIAL REPORT SUBMITTED TO LESSOR IS TRUE AND CORRECT AND UNDERSTANDS THAT ANY MATERIAL MISREPRESENTATION SHALL CONSTITUTE A DEFAULT HEREUNDER. LESSEE FURTHER REPRESENTS AND WARRANTS THAT LESSEE HAS FULL POWER AND AUTHORITY TO EXECUTE AND DELIVER THIS LEASE AND PERFORM ITS OBLIGATIONS HEREUNDER, THAT THIS LEASE IS A VALID AND BINDING OBLIGATION OF LESSEE ENFORCEABLE AGAINST LESSEE IN ACCORDANCE WITH ITS TERMS AND THAT THE PERSON EXECUTING THE LEASE ON BEHALF OF LESSEE IS
DULY  AUTHORIZED  TO  DO  SO  BY  ALL  NECESSARY  ACTION  ON THE PART OF LESSEE.

                       {Signatures on the following page}


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LESSEE:  APPIANT TECHNOLOGIES INC.             LESSOR:  INPHONIC, INC.


SIGNATURE  /s/ Douglas S. Zorn                SIGNATURE  /s/  Harold S. Wills
------------------------------                -------------------------------

TITLE  President & CEO     DATE               TITLE            DATE
----------------------     ----               -----            ----



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                                    Exhibit A
                                    ---------

                                    Equipment
                                    ---------

     Attached hereto.




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